Exhibit 99.1

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VESTIN REALTY MORTGAGE I, INC.

IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Eastern Time, on ______________.

Vote by Internet

- Log on to the Internet and go to **http://proxy.georgeson.com/**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

Proposal	For	Against	Abstain
1. To consider and vote upon a proposal to approve the merger of VRM I and VRM Merger Sub, or Merger Sub, a Maryland corporation and wholly owned subsidiary of Vestin Realty Mortgage II, Inc., a Maryland corporation, or VRM II, with VRM I surviving the merger as a wholly owned subsidiary of VRM II, referred to as the Surviving Corporation, in accordance with the terms of the agreement and plan of merger, dated as of May 30, 2012, by and among VRM I, VRM II and Merger Sub.	☐	☐	☐
2. To approve an adjournment of the VRM I special meeting, if necessary, including, to solicit additional proxies if there are not sufficient votes for the proposal to approve the Merger.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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01IIXB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

Proxy — VESTIN REALTY MORTGAGE I, INC. Special Meeting of Stockholders , 2012

This Proxy is Solicited on Behalf of the Board of Directors of VESTIN REALTY MORTGAGE I, INC.

The undersigned stockholder of Vestin Realty Mortgage I Inc., a Maryland corporation (the “Company”), hereby revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held [ ] and the accompanying Proxy Statement, the terms of which are incorporated by reference, and appoints Michael V. Shustek and Michael Whiteaker, and each of them, as the Proxy of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Company that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at [ ] on [ ] at [ ] a.m. Eastern Time (the “Special Meeting”), and at any adjournment or postponement thereof and to otherwise represent the undersigned at the Special Meeting, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side. If no direction is made, this Proxy will be voted “FOR” Proposals 1 and 2.